UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	August 29, 2011

RF INDUSTRIES, LTD
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000, San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry Into a Material Definitive Agreement

On August 29, 2011, RF Industries, Ltd. (the “Company”) entered into an agreement (the “Agreement”) with Red Oak Partners, LLC, a New York limited liability company, and the persons and entities affiliated with it and listed on the signature pages of the Agreement (collectively, “Red Oak”).  As of the date of the Agreement, Red Oak was the beneficial owner of approximately 9.19% of the outstanding shares of common stock of the Company, par value $0.01 per share (the “Common Stock”).  Red Oak previously sent letters to the Company and filed a Schedule 13D with the Securities and Exchange Commission (the “SEC”) related to Red Oak’s intention to nominate various directors at the Company’s 2011 annual meeting of stockholders (the “2011 Annual Meeting”) for election to the Company’s board of directors (the “Board”), and certain other matters.

Pursuant to the Agreement, the Company and Red Oak agreed, among other things, as follows:

•	The Company will file its preliminary proxy statement (the “Proxy Statement”) for the 2011 Annual Meeting with the SEC by September 5, 2011, and will hold the 2011 Annual Meeting by October 31, 2011;

•
The Board will appoint two directors designated by Red Oak (referred to as the “Red Oak Designated Directors”) as new directors on the Board to fill the vacancies that will be created by the resignations of Robert Jacobs and John Ehret.  Under the Agreement, such resignations and appointment will take place, and become effective, upon the earlier of (i) the filing by the Company of its preliminary Proxy Statement with the SEC, or (ii) the 21st day following the date of the Agreement;

•
In the event that the number of shares of Common Stock beneficially owned by Red Oak at any time falls below: (i) 5% of the then outstanding shares of Common Stock, one of the two Red Oak Designated Directors will promptly tender his resignation, and (ii) 2.5% of the then outstanding shares of Common Stock, then the second (or both) of the two Red Oak Designated Directors will promptly tender his resignation;

•
The Company will not change the number of directors on the Board (which currently consists of six directors) prior to the annual meeting of the Company’s stockholders to be held in 2012 (the “2012 Annual Meeting”).  In that regard, the parties agreed that the six nominees to be nominated by the Company for election at the 2011 Annual Meeting and to be included in the Proxy Statement shall consist of Howard Hill, Marv Fink, Darren Clark and William Reynolds (referred to as the “Incumbent Directors”) and David Sandberg and J. Randall Waterfield (i.e., the Red Oak Designated Directors).  David Sandberg is the managing member, founder, and portfolio manager of Red Oak Partners LP, a New York-based hedge fund.  J. Randall Waterfield, 38, is a former Goldman, Sachs & Co. small capitalization growth portfolio manager, and is currently the Chairman of Waterfield Group, a diversified financial services holding company, and an owner of Cappello Waterfield & Co., a global investment bank;

•
Red Oak will cause all shares of Common Stock beneficially owned by it and its affiliates to be present for quorum purposes and to be voted at the 2011 Annual Meeting in favor of: (i) each of the Incumbent Directors and the Red Oak Designated Directors, and (ii) each other proposal consistent with the terms of the Agreement contained in the Proxy Statement in the manner that the Board recommends in the Proxy Statement;

•
The Company will create a new Strategic Committee, and that, at such time as Mr. Sandberg is appointed to the Board, Mr. Sandberg will also be appointed by the Board to serve as the Chairman of the Strategic Committee of the Board (the “Strategic Committee”).  The responsibilities of the Strategic Committee include, among other things, reviewing the status of the Company’s RadioMobile division, evaluating the Company's current and future cash requirements, and designing strategies for maximizing shareholder returns, and making recommendations to the Board regarding these matters.  The Company further agrees that, the Board shall appoint Randall Waterfield, Marv Fink and William Reynolds to serve as the remaining members on the Strategic Committee;

•
The Company will create a Nominating and Governance Committee (the “Nominating Committee”) and will appoint Mr. Fink as the Chairman of that committee.  The charter of the Nominating Committee will provide, among other things, that, in its evaluation of the candidates for election to the Board, the Nominating Committee must consider the number of shares of Common Stock owned by a candidate, and that the Nominating Committee should disfavor the re-nomination of any current director who owns less than $35,000 worth of shares of Common Stock; provided, however, that directors may continue to be nominated, and may continue to serve on the Board even if they do not own such amount of shares;

•
At such time as Mr. Waterfield is appointed to the Board, Mr. Waterfield will also be appointed by the Board to serve as the Chairman of the Compensation Committee of the Board (the “Compensation Committee”).  Further, the Board will appoint David Sandberg, Marv Fink and William Reynolds to serve as the remaining members on the Compensation Committee; and

•
All current and future committees of the Board (including the Audit Committee, the Nominating Committee, the Compensation Committee, and the Strategic Committee) will consist solely of independent directors, until the 2012 Annual Meeting shall consist of an equal number of Incumbent Directors and Red Oak Designated Directors, and shall remain in existence through at least the date of the 2013 annual meeting of stockholders.

In addition, under the Agreement, during the period from the date of the Agreement through the date of the 2012 Annual Meeting (the “Standstill Period”), Red Oak agreed that it would not, among other things, take any of the following actions (the “Standstill Agreement”):

•
Solicit proxies or written consents of stockholders, or any other person with the right to vote or power to give or withhold consent in respect of the Common Stock, or conduct, encourage, participate or engage in any other type of referendum (binding or non-binding) with respect to, or from the holders of Common Stock or any other person with the right to vote or power to give or withhold consent in respect of the Common Stock, other than as approved by a majority of the Board;

•	Make, or in any way participate or engage in any “solicitation” of any proxy, consent or other authority to vote any Common Stock, with respect to any matter;

•	Seek to place a representative on the Board or seek the removal of any director from the Board (except as contemplated by the Agreement);

•	Become a participant in any contested solicitation against the Company, including, without limitation, relating to the removal or the election of directors;

•
Initiate, propose or otherwise solicit stockholders for the approval of any stockholder proposal with respect to the Company (other than a proposal that the Board has recommended that the Company’s stockholders vote to approve);

•
Cause to be voted any Common Stock that Red Oak has the right to vote (or direct the vote) in a manner other than in accordance with the recommendation of the Board with respect to: (i) the election or removal of directors, and (ii) stockholder proposals.

The preceding discussion is qualified in its entirety by the full text of the Agreement that is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01 Other Events

On August 29, 2011, the Company and Red Oak jointly issued a press release announcing the terms of the Agreement.  A copy of the press release is included as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Agreement, dated August 29, 2011, by and among RF Industries, Ltd. and Red Oak Partners, LLC.
99.1	Press release, jointly issued on August 29, 2011 by RF Industries, Ltd. and Red Oak Partners, LLC, announcing the agreement between the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 29, 2011	By: /s/ Howard Hill Howard Hill Chief Executive Officer